Pagaya Announces Agreement to Purchase Leading Consumer Credit Funds Manager, Theorem Technology, Inc.

The transaction will unite Theorem’s institutional fund management business and engineering capabilities with the Pagaya network

Upon closing, the company will have more than $3 billion of fund capital

Acquisition is expected to close in Q4 2024 and be accretive in 2025, while driving funding diversification and capital efficiency for Pagaya

NEW YORK – July 30, 2024 – Pagaya Technologies LTD. (NASDAQ: PGY) ("Pagaya" or “the Company”), a global technology company delivering AI-driven product solutions for the financial ecosystem, today announced that it has agreed to purchase 100% of Theorem Technology, Inc. (“Theorem”). Theorem has powered billions of dollars of credit investments across its network since its founding in 2014 with stable, long-term capital, utilizing its proprietary technology.

The combination brings Theorem’s consumer credit funds as well as its engineering and data science expertise under the Pagaya umbrella. This strategic transaction solidifies Pagaya’s overall mission to serve its partners, their customers and investors by expanding access to credit across the lending ecosystem.

In aggregate, Pagaya’s fund management business is expected to grow to more than $3 billion of capital in investment vehicles separate from and incremental to the Company’s market-leading securitization program, in line with the Company’s financial strategy to diversify its funding sources and enhance its capital efficiency. In addition to its existing investment opportunities, investors in Theorem’s credit funds will now have access to credit assets generated by Pagaya’s network of 30 of the top lenders in the US, including over $180 billion of application volume per quarter.

“We are very excited about Theorem and its amazing employees becoming a part of Pagaya,” said Pagaya’s CEO, Gal Krubiner. “I have known the team for several years. As we have seen network volume and institutional investor demand grow exponentially, I believe that their institutional fund management expertise will sharpen Pagaya’s already market-leading capabilities. In addition, Theorem will have access to the Pagaya network’s unique investment sourcing flow, and Pagaya will be able to fully take advantage of the impressive machine learning investment technology that underlies Theorem’s private credit investment platform.”

“Theorem is continually focused on evolving its portfolio management capabilities and increasing the size of its investing opportunity set; Pagaya is the ideal partner for Theorem to take our institutional fund business to the next level,” said Hugh Edmundson, Theorem’s Founder and Chief Investment Officer. “We think the opportunity for our limited partners, employees, and stockholders through the combination of each company’s technology platform is unique and will drive enhanced performance for many years to come.”

About Pagaya Technologies
Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide, as it reshapes the financial services ecosystem. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides consumer credit and other products for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. For more information, visit pagaya.com.

About Theorem
Founded in 2014, Theorem is a Silicon Valley-based institutional asset manager focused exclusively on the consumer credit space, managing assets for global institutional investors for more than a decade. Theorem’s team of PhD researchers and technologists build machine learning models for analyzing and pricing loans and evaluating loan origination platforms to support its institutional fund investment strategies, expressing its technology advantages through active loan selection, primary and secondary loan pool pricing, and proprietary custom joint ventures with originators. Since its inception, Theorem has acquired over $10 billion of consumer loans on behalf of its clients, $2.6 billion through custom partner integrations, and today manages over $1.7 billion for endowments, foundations, sovereign wealth funds, pensions, healthcare organizations, insurance companies and family offices worldwide.

Cautionary Note About Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding: the potential closing of the transaction between Theorem and Pagaya and the expected results and benefits of the transaction, including the potential growth of Pagaya’s fund management business and the access of Theorem’s funds to Pagaya’s network and corresponding results. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from results expressed or implied by the forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements.

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